Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GTJ REIT, Inc.
Lynbrook, New York

              We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-169557) of GTJ REIT, Inc. of our report dated April 1, 2013, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Melville, New York

April 1, 2013